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                                                                    EXHIBIT 8(a)

                                    CONSENT

    I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 10 to the Registration Statement on Form S-6 for certain variable life insurance contracts issued through ML of New York Variable Life Separate Account II of ML Life Insurance Company of New York (File No. 33-51794).

                                        /s/ BARRY G. SKOLNICK
                                        ----------------------------------------
                                        Barry G. Skolnick, Esq.
                                        PRESIDENT, GENERAL COUNSEL AND SECRETARY

April 25, 2001